PRDO ANNOUNCES 3Q21 RESULTS …PG 1

Exhibit 99.1

PERDOCEO EDUCATION CORPORATION REPORTS THIRD QUARTER AND

YEAR TO DATE 2021 RESULTS

Schaumburg, Ill. (November 4, 2021) – Perdoceo Education Corporation (NASDAQ: PRDO) today reported operating and financial results for quarter and year to date ended September 30, 2021.

Third Quarter 2021 Results as Compared to Prior Year Quarter

•	Revenue increased 2.9 percent to $174.0 million, with growth at CTU being partially offset with a decline at AIU.
•	Operating income increased 18.0 percent to $37.9 million while adjusted operating income increased 28.4 percent to $46.3 million.*
•	Earnings per diluted share was $0.39 as compared to $0.56 while adjusted earnings per diluted share was $0.45 as compared to $0.35.*
•

Total student enrollments at September 30, 2021 decreased by 0.9 percent, with CTU experiencing a 7.5 percent increase that was offset by an 11.6 percent decrease within AIU. Total student enrollments at CTU were positively impacted by the academic calendar redesign.

•	Ended the quarter with $481.0 million in cash, cash equivalents, restricted cash and available-for-sale-short-term investments.

Year to Date 2021 Results as Compared to Prior Year to Date

•	Revenue increased 3.3 percent to $533.2 million, with both CTU and AIU contributing to the growth.
•	Operating income increased 7.2 percent to $114.4 million while adjusted operating income increased 13.4 percent to $133.5 million.*
•	Earnings per diluted share was $1.19 as compared to $1.36 while adjusted earnings per diluted share was $1.29 as compared to $1.16.*

*See GAAP (U.S. generally accepted accounting principles) to non-GAAP reconciliation attached to this press release

“During the quarter, we continued to focus on serving and educating our students while adjusting our processes and continuing to prioritize academic outcomes and retention of our students,” said Todd Nelson, President and Chief Executive Officer. “We also completed the acquisitions of DigitalCrafts and Hippo Education which expand our professional development and continuing education offerings, providing learners with valuable upskilling and reskilling opportunities.”

PRDO ANNOUNCES 3Q21 RESULTS …PG 2

BUSINESS ACQUISTIONS

During the quarter ended September 30, 2021, the Company completed the acquisition of substantially all of the assets of DigitalCrafts (the “DigitalCrafts acquisition”) as of August 2, 2021 and the acquisition of Hippo Education LLC (the “Hippo acquisition”) as of September 10, 2021. DigitalCrafts helps provide individuals an opportunity in the technology area through reskilling and upskilling courses within the areas of web development, web design and cybersecurity. DigitalCrafts’ programs are now offered by AIU under the DigitalCrafts name. Hippo is a provider of continuing medical education and exam preparation for medical professionals with a quality technology platform and strong course content. Hippo’s program are now offered by CTU under the Hippo Education name. The acquisitions of DigitalCrafts and Hippo expand the Company’s professional development and continuing education offerings.

REVENUE

•

For the quarter ended September 30, 2021, revenue of $174.0 million increased 2.9 percent compared to revenue of $169.1 million for the prior year quarter, with growth at CTU partially offset by a decline at AIU.

•

For the year to date ended September 30, 2021, revenue of $533.2 million increased 3.3 percent compared to revenue of $516.2 million for the prior year to date, with both CTU and AIU contributing to growth.

	For the Quarter Ended September 30,			For the Year to Date Ended September 30,
Revenue ($ in thousands)	2021	2020	% Change	2021	2020	% Change
CTU (1)	$104,788	$98,985	5.9%	$312,645	$302,766	3.3%
AIU (2)	68,948	70,048	-1.6%	219,648	213,279	3.0%
Corporate and Other	262	93	NM	882	110	NM
Total	$173,998	$169,126	2.9%	$533,175	$516,155	3.3%

(1)	CTU’s results of operations include the Hippo acquisition commencing on the September 10, 2021 date of acquisition.

(2)

AIU’s results of operations include the DigitalCrafts acquisition commencing on the August 2, 2021 date of acquisition and the acquisition of substantially all of the assets of Trident University International (the “Trident acquisition”) commencing on the March 2, 2020 date of acquisition.

TOTAL STUDENT ENROLLMENTS

•

CTU’s total student enrollments increased 7.5 percent as of September 30, 2021 as compared to September 30, 2020 primarily due to the timing impact of the academic calendar redesign at CTU, while AIU’s total student enrollments decreased 11.6 percent.

	At September 30,
Total Student Enrollments (1)	2021	2020	% Change
CTU	25,800	24,000	7.5%
AIU	16,800	19,000	-11.6%
Total	42,600	43,000	-0.9%

(1)	Total student enrollments do not include learners participating in non-degree professional development and continuing education programs.

PRDO ANNOUNCES 3Q21 RESULTS …PG 3

OPERATING INCOME

•	For the quarter ended September 30, 2021, operating income increased by 18.0 percent to $37.9 million as compared to the prior year quarter.

•	For the year to date ended September 30, 2021, operating income increased by 7.2 percent to $114.4 million as compared to the prior year to date.

	For the Quarter Ended September 30,			For the Year to Date Ended September 30,
Operating Income ($ in thousands)	2021	2020	% Change	2021	2020	% Change
CTU (1)	$41,217	$32,993	24.9%	$112,758	$100,688	12.0%
AIU (2)	8,334	5,513	51.2%	28,875	25,365	13.8%
Corporate and Other	(11,690)	(6,432)	-81.7%	(27,193)	(19,308)	-40.8%
Total	$37,861	$32,074	18.0%	$114,440	$106,745	7.2%

(1)	CTU’s results of operations include the Hippo acquisition commencing on the September 10, 2021 date of acquisition.

(2)	AIU’s results of operations include the DigitalCrafts acquisition commencing on the August 2, 2021 date of acquisition and the Trident acquisition commencing on the March 2, 2020 date of acquisition.

ADJUSTED OPERATING INCOME

The Company believes it is useful to present non-GAAP financial measures, which exclude certain significant and non-cash items, as a means to understand the performance of its operations. (See table below and the GAAP to non-GAAP reconciliation attached to this press release for further details.)

•	For the quarter ended September 30, 2021, adjusted operating income of $46.3 million increased 28.4 percent compared to adjusted operating income of $36.1 million for the prior year quarter.

•	For the year to date ended September 30, 2021, adjusted operating income of $133.5 million increased 13.4 percent compared to adjusted operating income of $117.7 million for the prior year to date.

	For the Quarter Ended September 30,		For the Year to Date Ended September 30,
Adjusted Operating Income ($ in thousands)	2021	2020	2021	2020
Operating income	$37,861	$32,074	$114,440	$106,745
Depreciation and amortization (1)	3,887	3,995	11,802	10,785
Legal fee expense related to certain matters (2)	4,583	4	7,241	167
Adjusted Operating Income (3)	$46,331	$36,073	$133,483	$117,697

Increase (Decrease)	28.4%		13.4%

(1)	Amortization for acquired intangible assets relates to definite-lived intangible assets associated with the Trident, DigitalCrafts and Hippo acquisitions.

(2)

Legal fee expense associated with (i) responses to the Department of Education (“the Department”) relating to borrower defense to repayment applications from former students, and (ii) acquisition efforts.

(3)

The Company began adjusting for legal fee expense associated with (i) responses to the Department relating to borrower defense to repayment applications from former students, and (ii) acquisition efforts, during the second quarter of 2021. The Company believes that these expenses are not reflective of underlying operating performance. Also, the Company no longer adjusts operating income for expenses related to the vacated facilities at closed campuses as these expenses are expected to be immaterial. Prior period amounts were recast for these items to maintain comparability.

PRDO ANNOUNCES 3Q21 RESULTS …PG 4

NET INCOME AND EARNINGS PER DILUTED SHARE

For the quarter ended September 30, 2021, the Company recorded:

•	Net income of $27.8 million compared to $39.9 million for the prior year quarter.
•	Earnings per diluted share of $0.39 compared to $0.56 for the prior year quarter.
•	Adjusted earnings per diluted share of $0.45 compared $0.35 for the prior year quarter. (See table below and the GAAP to non-GAAP reconciliation attached to this press release for further details.)

For the year to date ended September 30, 2021, the Company recorded:

•	Net income of $85.2 million compared to $97.2 million for the prior year to date.
•	Earnings per diluted share of $1.19 compared to $1.36 for the prior year to date.
•	Adjusted earnings per diluted share of $1.29 compared to $1.16 for the prior year to date. (See table below and the GAAP to non-GAAP reconciliation attached to this press release for further details.)

	For the Quarter Ended September 30,		For the Year to Date Ended September 30,
	2021	2020	2021	2020

Reported Earnings Per Diluted Share	$0.39	$0.56	$1.19	$1.36

Pre-tax adjustments included in operating expenses:
Amortization for acquired intangible assets (1)	0.01	0.01	0.03	0.02
Legal fee expense related to certain matters (2)	0.06	-	0.10	-
Tax effect of adjustments (3)	(0.01)	-	(0.03)	-
Release of valuation allowance (4)	-	(0.22)	-	(0.22)
Adjusted Earnings Per Diluted Share (5)	$0.45	$0.35	$1.29	$1.16

(1)	Amortization for acquired intangible assets relates to definite-lived intangible assets associated with the Trident, DigitalCrafts and Hippo acquisitions.

(2)	Legal fee expense associated with (i) responses to the Department relating to borrower defense to repayment applications from former students, and (ii) acquisition efforts.

(3)

The tax effect of adjustments was calculated by multiplying the pre-tax adjustments with a tax rate of 25.0%. This tax rate is intended to reflect federal and state taxable jurisdictions as well as the nature of the adjustments.

(4)

The release of a valuation allowance in the amount of $16.0 million was a result of the determination during the period that it was more likely than not that the Company would utilize its deferred tax assets associated with the portion of the foreign tax credit carryforward supported by an overall domestic loss account balance.

(5)

The Company began adjusting for legal fee expense associated with (i) responses to the Department relating to borrower defense to repayment applications from former students, and (ii) acquisition efforts, during the second quarter of 2021. The Company believes that these expenses are not reflective of underlying operating performance. Also, the Company no longer adjusts operating income for expenses related to the vacated facilities at closed campuses as these expenses are expected to be immaterial. Prior period amounts were recast for these items to maintain comparability.

PRDO ANNOUNCES 3Q21 RESULTS …PG 5

BALANCE SHEET AND CASH FLOW

•

For the quarter ended September 30, 2021, net cash provided by operating activities was $61.5 million, compared to net cash provided by operating activities of $32.4 million during the prior year quarter.

•	At September 30, 2021 and December 31, 2020, cash, cash equivalents, restricted cash and available-for-sale short-term investments totaled $481.0 million and $410.4 million, respectively.
•	During the quarter ended September 30, 2021, the Company paid $56.9 million in the aggregate related to the DigitalCrafts and Hippo acquisitions.
•

The Company’s stock repurchase program, which was set to expire on December 31, 2021, has been extended to February 28, 2022. As of September 30, 2021, approximately $22.9 million was available under the stock repurchase program to repurchase outstanding shares of common stock.

	For the Quarter Ended September 30,			For the Year to Date Ended September 30,
Selected Cash Flow Items ($ in thousands)	2021	2020	% Change	2021	2020	% Change
Net cash provided by operating activities	$61,461	$32,389	89.8%	$144,206	$137,753	4.7%
Business acquisitions, net of cash acquired	$56,947	$5,754	NM	$56,947	$39,819	43.0%
Capital expenditures	$3,217	$4,040	-20.4%	$6,276	$7,479	-16.1%

PRDO ANNOUNCES 3Q21 RESULTS …PG 6

OUTLOOK

The Company is providing the following updated outlook, subject to the key assumptions identified below. Please see the GAAP to non-GAAP reconciliation for adjusted operating income and adjusted earnings per diluted share attached to this press release for further details.

	Total Company Outlook
	For Quarter Ending December 31,		For the Year Ending December 31,
	OUTLOOK	ACTUAL	OUTLOOK	ACTUAL
	2021	2020	2021	2020
Operating Income	$26.4M - $29.4M	$36.2M	$140.9M - $143.9M	$142.9M
Depreciation and amortization	$5.1M	$4.0M	$16.9M	$14.8M
Legal fee expense related to certain matters (1)	$2.0M	$1.1M	$9.2M	$1.3M
Adjusted Operating Income (2)	$33.5M - $36.5M	$41.3M	$167.0M - $170.0M	$159.0M

Earnings Per Diluted Share	$0.26 - $0.29	$0.38	$1.45 - $1.48	$1.74
Amortization of acquired intangible assets	$0.03	$0.01	$0.06	$0.04
Legal fee expense related to certain matters (1)	$0.03	$0.01	$0.13	$0.02
Tax effect of adjustments	($0.02)	-	($0.04)	($0.02)
Release of valuation allowance	-	-	-	($0.22)
Adjusted Earnings Per Diluted Share (2)	$0.30 - $0.33	$0.40	$1.60 - $1.63	$1.56

(1)	Legal fee expense associated with (i) responses to the Department relating to borrower defense to repayment applications from former students, and (ii) acquisition efforts.

(2)

The Company began adjusting for legal fee expense associated with (i) responses to the Department relating to borrower defense to repayment applications from former students, and (ii) acquisition efforts, during the second quarter of 2021. The Company believes that these expenses are not reflective of underlying operating performance. Also, the Company no longer adjusts operating income for expenses related to the vacated facilities at closed campuses as these expenses are expected to be immaterial. Prior period amounts were recast for these items to maintain comparability.

Operating income, which is the most directly comparable GAAP measure to adjusted operating income, and earnings per diluted share may not follow the same trends stated in the outlook above because of adjustments made for certain significant and non-cash items such as significant legal settlements and legal fees for certain matters. The operating income, adjusted operating income, earnings per share and adjusted earnings per share outlook provided above for 2021 are based on the following key assumptions and factors, among others: (i) prospective student interest for online postsecondary academic programs remains consistent with recent industry trends, (ii) no significant impact of new or proposed regulations, including the “borrower defense to repayment” regulations, or other adverse changes in the legal or regulatory environment, (iii) no significant operating impacts from the settlements with the U.S. Federal Trade Commission and state attorneys general or other legal or regulatory matters, (iv) no significant future operating or financial impacts relating to the COVID-19 pandemic, (v) earnings per diluted share outlook assumes an effective income tax rate of approximately 29.0% for the fourth quarter and 26.25% for the full year, and (vi) any future impact from the Company’s stock repurchase program is excluded. Although these estimates and assumptions are based upon management’s good faith beliefs regarding current and future circumstances and actions that may be undertaken, actual results could differ materially from these estimates. In addition, decisions the Company makes in the future as it continues to evaluate diverse strategies to enhance stockholder value may impact the outlook provided above.

PRDO ANNOUNCES 3Q21 RESULTS …PG 7

CONFERENCE CALL INFORMATION

Perdoceo Education Corporation will host a conference call on Thursday, November 4, 2021 at 5:30 p.m. Eastern time to discuss third quarter and year to date 2021 results and 2021 outlook. Interested parties can access the live webcast of the conference at www.perdoceoed.com in the Investor Relations section of the website. Participants can also listen to the conference call by dialing 1-844-378-6484 (domestic) or 1-412-542-4179 (international). Please log-in or dial-in at least 10 minutes prior to the start time to ensure a connection. An archived version of the webcast will be accessible for 90 days at www.perdoceoed.com in the Investor Relations section of the website.

ABOUT PERDOCEO EDUCATION CORPORATION

Perdoceo’s academic institutions offer a quality postsecondary education primarily online to a diverse student population, along with campus-based and blended learning programs. The Company’s accredited institutions – Colorado Technical University (“CTU”) and the American InterContinental University System (“AIU”) – provide degree programs from the associate through doctoral level as well as non-degree professional development and continuing education offerings. Perdoceo’s universities offer students industry-relevant and career-focused academic programs that are designed to meet the educational needs of today’s busy adults. CTU and AIU continue to show innovation in higher education, advancing personalized learning technologies like their intellipath® learning platform and using data analytics and technology to support students and enhance learning. Perdoceo is committed to providing quality education that closes the gap between learners who seek to advance their careers and employers needing a qualified workforce. For more information, please visit www.perdoceoed.com.

Except for the historical and present factual information contained herein, the matters set forth in this release, including statements identified by words such as “believe,” “will,” “expect,” “continue,” “outlook,” “remain,” “focused on,” “should” and similar expressions, are forward-looking statements as defined in Section 21E of the Securities Exchange Act of 1934, as amended. These statements are based on information currently available to us and are subject to various assumptions, risks, uncertainties and other factors that could cause our results of operations, financial condition, cash flows, performance, business prospects and opportunities to differ materially from those expressed in, or implied by, these statements. Except as expressly required by the federal securities laws, we undertake no obligation to update or revise such factors or any of the forward-looking statements contained herein to reflect future events, developments or changed circumstances, or for any other reason. These risks and uncertainties, the outcomes of which could materially and adversely affect our financial condition and operations, include, but are not limited to, the following: declines in enrollment or interest in our programs; our continued compliance with and eligibility to participate in Title IV Programs under the Higher Education Act of 1965, as amended, and the regulations thereunder (including the 90-10, financial responsibility and administrative capability standards prescribed by the U.S. Department of Education), as well as applicable accreditation standards and state regulatory requirements; the impact of various versions of “borrower defense to repayment” regulations; rulemaking by the U.S. Department of Education or any state or accreditor and increased focus by Congress and governmental agencies on, or increased negative publicity about, for-profit education institutions; the success of our initiatives to improve student experiences, retention and academic outcomes; our continued eligibility to participate in educational assistance programs for veterans or other military personnel; increased competition; the impact of management changes; and changes in the overall U.S. economy which may continue to be impacted by the COVID-19 pandemic. Further information about these and other relevant risks and uncertainties may be found in the Company’s Annual Report on Form 10-K for the year ended December 31, 2020 and its subsequent filings with the Securities and Exchange Commission.

###

PRDO ANNOUNCES 3Q21 RESULTS …PG 8

CONTACT

Investors:

Alpha IR Group

Wyatt Turk or Chris Hodges

(312) 445-2870

PRDO@alpha-ir.com

Or

Media:

Perdoceo Education Corporation

(847) 585-2600

media@perdoceoed.com

PERDOCEO EDUCATION CORPORATION AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands)

	September 30,	December 31,
	2021	2020
	(unaudited)
ASSETS
CURRENT ASSETS:
Cash and cash equivalents, unrestricted	$266,400	$105,684
Restricted cash	5,195	4,000
Short-term investments	209,391	300,676
Total cash and cash equivalents, restricted cash and short-term investments	480,986	410,360

Student receivables, net	42,485	44,682
Receivables, other	1,900	2,873
Prepaid expenses	8,078	8,209
Inventories	1,178	596
Other current assets	2,517	341
Total current assets	537,144	467,061

NON-CURRENT ASSETS:
Property and equipment, net	25,838	27,761
Right of use asset, net	38,793	44,773
Goodwill	162,692	118,312
Intangible assets, net	34,109	15,522
Student receivables, net	1,350	1,303
Deferred income tax assets, net	30,413	40,351
Other assets	6,080	6,434
TOTAL ASSETS	$836,419	$721,517

LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
Lease liability - operating	$10,036	$9,789
Accounts payable	12,650	13,259
Accrued expenses:
Payroll and related benefits	22,764	22,661
Advertising and marketing costs	10,749	10,249
Income taxes	3,565	1,402
Other	17,596	11,921
Deferred revenue	57,051	34,534
Total current liabilities	134,411	103,815

NON-CURRENT LIABILITIES:
Lease liability - operating	37,732	43,405
Other liabilities	18,891	18,390
Total non-current liabilities	56,623	61,795

STOCKHOLDERS' EQUITY:
Preferred stock	-	-
Common stock	879	873
Additional paid-in capital	670,497	658,423
Accumulated other comprehensive (loss) income	(3)	364
Retained earnings	227,506	142,335
Treasury stock	(253,494)	(246,088)
Total stockholders' equity	645,385	555,907
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$836,419	$721,517

PERDOCEO EDUCATION CORPORATION AND SUBSIDIARIES

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF INCOME

(In thousands, except per share amounts and percentages)

	For the Quarter Ended September 30,
	2021	% of Total Revenue	2020	% of Total Revenue
REVENUE:
Tuition and fees	$172,595	99.2%	$168,471	99.6%
Other	1,403	0.8%	655	0.4%
Total revenue	173,998		169,126
OPERATING EXPENSES:
Educational services and facilities	25,961	14.9%	27,562	16.3%
General and administrative	106,289	61.1%	105,495	62.4%
Depreciation and amortization	3,887	2.2%	3,995	2.4%
Total operating expenses	136,137	78.2%	137,052	81.0%
Operating income	37,861	21.8%	32,074	19.0%
OTHER (EXPENSE) INCOME:
Interest income	154	0.1%	737	0.4%
Interest expense	(572)	-0.3%	(42)	0.0%
Miscellaneous expense	(116)	-0.1%	(14)	0.0%
Total other (expense) income	(534)	-0.3%	681	0.4%
PRETAX INCOME	37,327	21.5%	32,755	19.4%
Provision for (benefit from) income taxes	9,557	5.5%	(7,206)	-4.3%

INCOME FROM CONTINUING OPERATIONS	27,770	16.0%	39,961	23.6%
Loss from discontinued operations, net of tax	(1)	0.0%	(21)	0.0%
NET INCOME	27,769	16.0%	39,940	23.6%

NET INCOME PER SHARE - BASIC:	$0.40		$0.58

NET INCOME PER SHARE -DILUTED:	$0.39		$0.56

WEIGHTED AVERAGE SHARES OUTSTANDING:
Basic	70,089		69,167
Diluted	71,466		71,016

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME
	For the Quarter Ended September 30,
(In Thousands)	2021		2020
NET INCOME	$27,769		$39,940
OTHER COMPREHENSIVE LOSS, net of tax:
Foreign currency translation adjustments	(74)		123
Unrealized gain (loss) on investments	51		(461)
Total other comprehensive loss	(23)		(338)
COMPREHENSIVE INCOME	$27,746		$39,602

PERDOCEO EDUCATION CORPORATION AND SUBSIDIARIES

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF INCOME

(In thousands, except per share amounts and percentages)

	For the Year to Date Ended September 30,
	2021	% of Total Revenue	2020	% of Total Revenue
REVENUE:
Tuition and fees	$530,230	99.4%	$514,364	99.7%
Other	2,945	0.6%	1,791	0.3%
Total revenue	533,175		516,155
OPERATING EXPENSES:
Educational services and facilities	83,467	15.7%	83,149	16.1%
General and administrative	323,466	60.7%	314,864	61.0%
Depreciation and amortization	11,802	2.2%	10,785	2.1%
Asset impairment	-	0.0%	612	0.1%
Total operating expenses	418,735	78.5%	409,410	79.3%
Operating income	114,440	21.5%	106,745	20.7%
OTHER (EXPENSE) INCOME:
Interest income	835	0.2%	3,235	0.6%
Interest expense	(961)	-0.2%	(126)	0.0%
Miscellaneous (expense) income	(9)	0.0%	98	0.0%
Total other (expense) income	(135)	0.0%	3,207	0.6%
PRETAX INCOME	114,305	21.4%	109,952	21.3%
Provision for income taxes	29,121	5.5%	12,670	2.5%

INCOME FROM CONTINUING OPERATIONS	85,184	16.0%	97,282	18.8%
Loss from discontinued operations, net of tax	(13)	0.0%	(69)	0.0%
NET INCOME	85,171	16.0%	97,213	18.8%

NET INCOME PER SHARE - BASIC:	$1.21		$1.40

NET INCOME PER SHARE -DILUTED:	$1.19		$1.36

WEIGHTED AVERAGE SHARES OUTSTANDING:
Basic	70,179		69,366
Diluted	71,649		71,267

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME
	For the Year to Date Ended September 30,
(In Thousands)	2021		2020
NET INCOME	$85,171		$97,213
OTHER COMPREHENSIVE (LOSS) INCOME, net of tax:
Foreign currency translation adjustments	(175)		128
Unrealized (loss) gain on investments	(192)		131
Total other comprehensive (loss) income	(367)		259
COMPREHENSIVE INCOME	$84,804		$97,472

PERDOCEO EDUCATION CORPORATION AND SUBSIDIARIES

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

	For the Year to Date Ended September 30,
	2021	2020
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$85,171	$97,213
Adjustments to reconcile net income to net cash provided by operating activities:
Asset impairment	-	612
Depreciation and amortization expense	11,802	10,785
Bad debt expense	36,360	36,706
Compensation expense related to share-based awards	11,287	9,735
Deferred income taxes	9,938	11,339
Changes in operating assets and liabilities	(10,352)	(28,637)
Net cash provided by operating activities	144,206	137,753

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of available-for-sale investments	(269,739)	(333,767)
Sales of available-for-sale investments	357,280	213,576
Purchases of property and equipment	(6,276)	(7,479)
Business acquisitions, net of acquired cash	(56,947)	(39,819)
Net cash provided by (used in) investing activities	24,318	(167,489)

CASH FLOWS FROM FINANCING ACTIVITIES:
Issuance of common stock	793	1,925
Purchase of treasury stock	(5,372)	(17,862)
Payments of employee tax associated with stock compensation	(2,034)	(894)
Net cash used in financing activities	(6,613)	(16,831)
NET INCREASE (DECREASE) IN CASH, CASH EQUIVALENTS AND RESTRICTED CASH	161,911	(46,567)
CASH, CASH EQUIVALENTS AND RESTRICTED CASH, beginning of the period	109,684	108,687
CASH, CASH EQUIVALENTS AND RESTRICTED CASH, end of the period	$271,595	$62,120

PERDOCEO EDUCATION CORPORATION AND SUBSIDIARIES

UNAUDITED SELECTED SEGMENT INFORMATION

(In thousands, except percentages)

	For the Quarter Ended September 30,
	2021	2020
REVENUE:
CTU (1)	$104,788	$98,985
AIU (2)	68,948	70,048
Corporate and Other	262	93
Total	$173,998	$169,126

OPERATING INCOME (LOSS):
CTU (1)	$41,217	$32,993
AIU (2)	8,334	5,513
Corporate and Other	(11,690)	(6,432)
Total	$37,861	$32,074

OPERATING MARGIN (LOSS):
CTU (1)	39.3%	33.3%
AIU (2)	12.1%	7.9%
Corporate and Other	NM	NM
Total	21.8%	19.0%

(1)	CTU’s results of operations include the Hippo acquisition commencing on the September 10, 2021 date of acquisition.

(2)	AIU’s results of operations include the DigitalCrafts acquisition commencing on the August 2, 2021 date of acquisition.

PERDOCEO EDUCATION CORPORATION AND SUBSIDIARIES

UNAUDITED SELECTED SEGMENT INFORMATION

(In thousands, except percentages)

	For the Year to Date Ended September 30,
	2021	2020
REVENUE:
CTU (1)	$312,645	$302,766
AIU (2)	219,648	213,279
Corporate and Other	882	110
Total	$533,175	$516,155

OPERATING INCOME (LOSS):
CTU (1)	$112,758	$100,688
AIU (2)	28,875	25,365
Corporate and Other	(27,193)	(19,308)
Total	$114,440	$106,745

OPERATING MARGIN (LOSS):
CTU (1)	36.1%	33.3%
AIU (2)	13.1%	11.9%
Corporate and Other	NM	NM
Total	21.5%	20.7%
(1)	CTU’s results of operations include the Hippo acquisition commencing on the September 10, 2021 date of acquisition.

(2)	AIU’s results of operations include the DigitalCrafts acquisition commencing on the August 2, 2021 date of acquisition and the Trident acquisition commencing on the March 2, 2020 date of acquisition.

PERDOCEO EDUCATION CORPORATION AND SUBSIDIARIES

UNAUDITED RECONCILIATION OF GAAP TO NON-GAAP ITEMS (1)

(In thousands, unless otherwise noted)

	For the Quarter Ended September 30,		For the Year to Date Ended September 30,
	ACTUAL		ACTUAL
Adjusted Operating Income	2021	2020	2021	2020
Operating income	$37,861	$32,074	$114,440	$106,745
Depreciation and amortization (2)	3,887	3,995	11,802	10,785
Legal fee expense related to certain matters (3)	4,583	4	7,241	167
Adjusted Operating Income (4)	$46,331	$36,073	$133,483	$117,697

	For the Quarter Ending December 31,		For the Year Ending December 31,
	OUTLOOK	ACTUAL	OUTLOOK	ACTUAL
	2021	2020	2021	2020
Operating income	$26.4M - $29.4M	$36,189	$140.9M - $143.9M	$142,934
Depreciation and amortization (2)	$5.1M	4,001	$16.9M	14,786
Legal fee expense related to certain matters (3)	$2.0M	1,129	$9.2M	1,296
Adjusted Operating Income (4)	$33.5M - $36.5M	$41,319	$167.0M - $170.0M	$159,016

PERDOCEO EDUCATION CORPORATION AND SUBSIDIARIES

UNAUDITED RECONCILIATION OF GAAP TO NON-GAAP ITEMS (1) (cont’d)

	For the Quarter Ended September 30,		For the Year to Date Ended September 30,
	ACTUAL		ACTUAL
	2021	2020	2021	2020
Reported Earnings Per Diluted Share	$0.39	$0.56	$1.19	$1.36

Pre-tax adjustments included in operating expenses:
Amortization for acquired intangible assets (2)	0.01	0.01	0.03	0.02
Legal fee expense related to certain matters (3)	0.06	-	0.10	-
Total pre-tax adjustments	$0.07	$0.01	$0.13	$0.02
Tax effect of adjustments (5)	(0.01)	-	(0.03)	-
Release of valuation allowance (6)	-	(0.22)	-	(0.22)
Total adjustments after tax	0.06	(0.21)	0.10	(0.20)
Adjusted Earnings Per Diluted Share (4)	$0.45	$0.35	$1.29	$1.16

	For the Quarter Ending December 31,		For the Year Ending December 31,
	OUTLOOK	ACTUAL	OUTLOOK	ACTUAL
	2021	2020	2021	2020
Reported Earnings Per Diluted Share	$0.26 - $0.29	$0.38	$1.45 - $1.48	$1.74

Pre-tax adjustments included in operating expenses:
Amortization for acquired intangible assets (2)	0.03	0.01	0.06	0.04
Legal fee expense related to certain matters (3)	0.03	0.01	0.13	0.02
Total pre-tax adjustments	$0.06	$0.02	$0.19	$0.06
Tax effect of adjustments (5)	(0.02)	-	(0.04)	(0.02)
Release of valuation allowance (6)	-	-	-	(0.22)
Total adjustments after tax	0.04	0.02	0.15	(0.18)
Adjusted Earnings Per Diluted Share (4)	$0.30 - $0.33	$0.40	$1.60 - $1.63	$1.56

PERDOCEO EDUCATION CORPORATION AND SUBSIDIARIES

UNAUDITED RECONCILIATION OF GAAP TO NON-GAAP ITEMS (1) (cont’d)

(1)

The Company believes it is useful to present non-GAAP financial measures which exclude certain significant and non-cash items as a means to understand the performance of its operations. As a general matter, the Company uses non-GAAP financial measures in conjunction with results presented in accordance with GAAP to help analyze the performance of its operations, assist with preparing the annual operating plan, and measure performance for some forms of compensation. In addition, the Company believes that non-GAAP financial information is used by analysts and others in the investment community to analyze the Company’s historical results and to provide estimates of future performance.

The Company believes adjusted operating income and adjusted earnings per diluted share allow it to analyze and assess its operations and compare current operating results with the operational performance of other companies in its industry because it does not give effect to potential differences caused by items it does not consider reflective of underlying operating performance, such as amortization for acquired intangible assets, significant legal settlements and legal fee expense related to certain matters. In evaluating adjusted operating income and adjusted earnings per diluted share, investors should be aware that in the future the Company may incur expenses similar to the adjustments presented above. The presentation of adjusted operating income and adjusted earnings per diluted share should not be construed as an inference that the Company's future results will be unaffected by expenses that are unusual, non-routine or non-recurring. Adjusted operating income and adjusted earnings per diluted share have limitations as an analytical tool, and should not be considered in isolation, or as a substitute for net income, operating income, earnings per diluted share, or any other performance measure derived in accordance and reported under GAAP or as an alternative to cash flow from operating activities or as a measure of liquidity.

Non-GAAP financial measures, when viewed in a reconciliation to corresponding GAAP financial measures, provide an additional way of viewing the Company’s results of operations and the factors and trends affecting the Company’s business.  Non-GAAP financial measures should be considered as a supplement to, and not as a substitute for, or superior to, the corresponding financial results presented in accordance with GAAP.

Results of operations include the DigitalCrafts acquisition commencing on the August 2, 2021 date of acquisition, the Hippo acquisition commencing on the September 10, 2021 date of acquisition and the Trident acquisition commencing on the March 2, 2020 date of acquisition.

(2)	Amortization for acquired intangible assets relate to definite-lived intangible assets associated with the Trident, DigitalCrafts and Hippo acquisitions.

(3)	Legal fee expense associated with (i) responses to the Department relating to borrower defense to repayment applications from former students, and (ii) acquisition efforts.

(4)

The Company began adjusting for legal fee expense associated with (i) responses to the Department relating to borrower defense to repayment applications from former students, and (ii) acquisition efforts, during the second quarter of 2021. The Company believes that these expenses are not reflective of underlying operating performance. Also, the Company no longer adjusts operating income for expenses related to the vacated facilities at closed campuses as these expenses are expected to be immaterial. Prior period amounts were recast for these items to maintain comparability.

(5)

The tax effect of adjustments was calculated by multiplying the pre-tax adjustments with a tax rate of 25.0%. This tax rate is intended to reflect federal and state taxable jurisdictions as well as the nature of the adjustments. There is no tax effect applied to the adjustment related to the release of the valuation allowance as this is an adjustment for income tax.

(6)

The release of a valuation allowance in the amount of $16.0 million was a result of the determination during the period that it was more likely than not that the Company would utilize its deferred tax assets associated with the portion of the foreign tax credit carryforward supported by an overall domestic loss account balance.